SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (date of earliest event reported) April 27, 1999


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




    Delaware                       0-16014                      23-2417713
 (State or other           (Commission File Number)           (IRS Employer
 jurisdiction of                                           Identification No.)
  incorporation)



                 Main at Water Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830

Item 5.  Other Events.

(a) On April 23, 1999, Adelphia announced in a press release that Adelphia had sold $350,000,000 aggregate principal amount of new 7-7/8% Senior Notes due 2009. In connection with that offering and the Company's related shelf Registration Statement at File No. 333-74219, the Company is filing the Form T-1 of the Trustee, the Bank of Montreal Trust Company as Exhibit 25.01 under Item 7 to this Form 8-K.

(b) On April 27, 1999, Adelphia announced that it has sold 2,500,000 newly issued shares of 5-1/2% Series D Convertible Preferred Stock from its shelf registration statement. The new Series D Convertible Preferred Stock has a liquidation preference of $200.00 per share, and is convertible into Class A Common Stock of Adelphia at a conversion price of $81.45 per share of Class A Common Stock. Net proceeds to the Company of approximately $484,500,000 from this offering will initially be invested in cash equivalents or used to repay subsidiary bank debt, which the Company plans to reborrow to fund one or more of its recently announced acquisitions. Closing of the sale of preferred stock is expected to occur on April 30, 1999. The offering is being made pursuant to a prospectus supplement dated April 26, 1999 to be filed under the Company's effective shelf registration statement at File No. 333-74219. Prospectuses may be obtained from Salomon Smith Barney, 388 Greenwich Street, New York, New York 10013. The press release announcing the sale of the Series D Convertible Preferred Stock is being filed under Item 7 of this Form 8-K as Exhibit 99.01.




Item 7.  Financial Statements and Exhibits.

Exhibit No.                  Description

25.01 Form T-1 Statement of Eligibility of Trustee, relating to Registration Statement No. 333-74219 and the Registrant's 7-7/8% Senior Notes due 2009 (Filed herewith)

99.01                        Press release dated April 27, 1999 (Filed herewith)

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       ADELPHIA COMMUNICATIONS CORPORATION


Date: April 27, 1999                  By:   /s/ Timothy J. Rigas
                                      --------------------------
                                         Timothy J. Rigas
                       Executive Vice President, Treasurer
                           and Chief Financial Officer

                                  Exhibit Index

Exhibit No.                                 Description


Exhibit No.                  Description

25.01 Form T-1 Statement of Eligibility of Trustee, relating to Registration Statement No. 333-74219 and the Registrant's 7-7/8% Senior Notes due 2009 (Filed herewith)

99.01                        Press release dated April 27, 1999 (Filed herewith)